UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 15, 2020

Date of Report

(Date of earliest event reported)

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 001-35098

Delaware	13-4068197
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSOD	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On December 15, 2020, Marcus S. Ryu, a director of Cornerstone OnDemand, Inc. (the “Company”), resigned as a member of the Company’s Board of Directors (the “Board”), which resignation became effective on December 16, 2020.

Mr. Ryu’s resignation was not the result of any disagreement or dispute with the Company. Prior to his resignation, Mr. Ryu was the chairperson of the Nominating and Corporate Governance Committee of the Board.

Appointment of New Directors

On December 16, 2020, the Board increased the size of the Board to 11 members and appointed each of Felicia Alvaro and Nancy Altobello to serve as a director effective immediately after Mr. Ryu’s resignation became effective. Each of Ms. Alvaro and Ms. Altobello will serve as a director until the Company’s 2021 annual meeting of stockholders. The Board also appointed Ms. Alvaro as a member of the Audit Committee of the Board.

In connection with their appointments as directors and pursuant to the Company’s non-employee director compensation policy, the Board granted each of Ms. Alvaro and Ms. Altobello a restricted stock unit award to acquire 9,274 shares of the Company’s common stock, which has a target value of $400,000. The restricted stock unit awards will vest over a three-year period with 1/3 of the restricted stock units scheduled to vest on each of the first three anniversaries of the grant date, subject to their continued service on the Board on each applicable vesting date. The restricted stock unit awards are subject to the terms and conditions of the Company’s 2010 Equity Incentive Plan and its related agreements. Following their appointment to the Board, Ms. Alvaro and Ms. Altobello will participate in the compensation program applicable to all non-employee directors, consisting of an annual cash retainer of $40,000, additional annual grant retainers for service on a Board committee (including $10,000 for service on the Audit Committee), and an annual grant of a restricted stock award valued at $220,000.

The Company also entered into its standard form of indemnification agreement with each of Ms. Alvaro and Ms. Altobello upon their appointment to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone OnDemand, Inc.

/s/ Adam Weiss
Adam Weiss Chief Administrative Officer & General Counsel

Date: December 17, 2020